EXHIBIT 21

                                                      LIST OF SUBSIDIARIES



                                               JURISDICTION OF
NAME OF SUBSIDIARY                              INCORPORATION                                STATUS
------------------------------------    -----------------------------     ---------------------------------------------

Tallahatchie Resources, Inc.            Texas                             Wholly owned subsidiary of Denbury
                                                                          Resources Inc. - dormant
Denbury Marine, L.L.C.                  Louisiana                         Wholly owned subsidiary of Denbury
                                                                          Resources Inc. - marine company
Denbury Energy Services, Inc.           Texas                             Wholly owned subsidiary of Denbury
                                                                          Resources Inc. - marketing company
Denbury Offshore, Inc.                  Delaware                          Wholly owned subsidiary of Denbury
                                                                          Resources Inc. - offshore oil and gas
                                                                          properties






                                    EX 21 - 1